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EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

       We consent to the references to our firm under the caption "Experts" and to the use of our report dated October 19, 2001, in the Registration Statement (Form S-1) and related Prospectus of Photon Dynamics, Inc. for the registration of 2,000,000 shares of its common stock.

/s/ ERNST & YOUNG, LLP

San Jose, California
January 9, 2002

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CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS